Exhibit 5.2

Schiff Hardin LLP Letterhead

June 14, 2019

CLPS Incorporation

c/o 2nd Floor, Building 18, Shanghai Pudong Software Park

498 Guoshoujing Road, Pudong, Shanghai 201203

People’s Republic of China

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to CLPS Incorporation, a Cayman Islands company (the “Company”), in connection with a registration statement on Form F-3 (SEC No. 333-231812) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 29, 2019 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of an unspecified number or amount of the following securities of the Company (collectively, or in any combination, the “Company Securities”): (i) common shares, par value $0.0001 per share (the “Common Shares”), (ii) preferred shares (the “Preferred Shares”), (iii) warrants to purchase Debt Securities (defined below) and warrants to purchase Common Shares (the “Warrants”), (iv) debt securities, consisting of debentures, notes or other evidences of indebtedness in one or more series (the “Debt Securities”), (v) rights to purchase Common Shares or other securities (the “Rights”), (vi) depositary shares representing fractional shares of Preferred Shares (the “Depositary Shares”), and (vii) units consisting of one or more of the securities described in clauses (i) through (vi) above and which may include debt obligations of any other person (the “Units”), in each case as contemplated by the Registration Statement to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”) (together, the “Company Securities”).

The Debt Securities are to be issued under an indenture, to be entered into between the Company and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended, substantially in the form filed as Exhibit 4.3 to the Registration Statement (the “Indenture”).

The Company Securities may be issued and sold by the Company pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”). The Company Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, the Prospectus, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Company, do not violate any law, rule, regulation, agreement or instrument binding upon such party and (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company. We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.        With respect to any offering of the Debt Securities (the “Offered Debt Securities”), when (i) the relevant Indenture, if applicable, has been duly executed and delivered, (ii) a Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby (the “Board”), and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the relevant Indenture so as not to violate any applicable law or the Memorandum and Articles of Association or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the relevant Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, then the Offered Debt Securities, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or state law, (y) the validity, legally binding effect or enforceability of any provision of the Indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principle amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

2.        With respect to any offering of the Warrants (the “Offered Warrants”), when (i) an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, including the adoption of the warrant agreement with respect to Warrants to purchase the Debt Securities, the warrant agreement with respect to Warrants to purchase Common Shares (“Warrant Agreement”), as the case may be, for the Offered Warrants; (iv) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Company’s the Memorandum and Articles of Association or the By-Laws of the Company so as not to violate any applicable law or the Memorandum and Articles of Association or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Warrant Agreement for the Offered Warrants has been duly executed and delivered and certificates representing the Offered Warrants have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, then (1) the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company; and (2) if the Offered Warrants are exercisable for Debt Securities, the Debt Securities issuable upon exercise of the Offered Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, assuming the relevant Indenture has been duly executed and delivered and assuming the exercise of the Offered Warrants is in accordance with the terms of the Warrant Agreement with respect to Warrants to purchase Debt Securities and is in accordance with the terms of such Indenture.

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3. With respect to any Rights, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Rights, the terms of the offering thereof, and related matters, and (b) such rights and agreements relating to the Rights have been duly executed and delivered in accordance with the terms thereof (assuming the securities underlying the Rights have been duly authorized, and validly issued by all necessary corporate action and in accordance with applicable law), then such Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.       With respect to the Depositary Shares (assuming that the Depositary Shares are: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between the Company and and an entity selected by the Company to act as depositary (the “Depositary”), and (ii) issued after the Company’s deposits with the Depositary shares of the Preferred Shares to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement), upon receipt by the Company’s of such lawful consideration therefor as the Board may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

5.       With respect to the issuance of any Units, when (a) the Board has taken all necessary corporate action to approve the unit agreement, if any, to be entered into in connection with the issuance of any units and such unit agreement, if any, has been validly executed and delivered by the unit agent, if any, and Company, (b) the Board has taken all necessary corporate action to approve the specific issuance and terms of any Units duly established in accordance with the applicable unit agreement, if any, and (c) such Units have been duly executed, countersigned, registered, issued and delivered in accordance with the unit agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the Board (assuming the securities underlying the Units have been duly authorized, and validly issued by all necessary corporate action and in accordance with applicable law), such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

The opinions set forth above are subject to the following qualifications:

A.        The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of any Securities are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B.        The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

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The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

By:	/s/ Schiff Hardin LLP

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